Exhibit 23.1


                      CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the registration statements listed below of our report dated January 22, 2002, relating to the balance sheets of Official Payments Corporation as of December 31, 2001 and 2000 and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, and the related schedule, which report appears in the December 31, 2001 Annual Report on Form 10-K of Official Payments Corporation.

         Applicable Registration Statements:
         ----------------------------------
         Registration Statement on Form S-8 (No. 333-95826)
         Registration Statement on Form S-8 (No. 333-38416)

                                               /s/ KPMG LLP


New York, New York
March 29, 2002